UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 7, 2011

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)		77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K (this “Amendment No. 1”) is being filed to revise and amend the Current Report on Form 8-K that was filed by NCI Building Systems, Inc. (the “Company”) earlier today (the “Original Filing”). This Amendment No. 1 amends and restates Exhibit 99.1 included in the Original Filing which inadvertently included information that management does not believe is correct. This Amendment No. 1, with the exception of the foregoing change, does not make any other changes to the Original Filing; nor does it purport to update or modify disclosures contained in the Original Filing to reflect events that occurred following the filing date thereof.

Item 7.01	Regulation FD Disclosure.

On November 7, 2011, NCI Building Systems, Inc. (“NCI”) made available on its website certain slides (the “Presentation Materials”) to be used by NCI management in upcoming presentations to investors and analysts. A copy of the Presentation Materials is attached as Exhibit 99.1 and is incorporated herein by reference and is also available on NCI’s website, www.ncilp.com.

The information in this Item and in the attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit Number	Description

99.1	Investor Presentation issued by NCI Building Systems, Inc. as of October 2011. *

*	As described in Item 7.01 above, Exhibit 99.1 is “furnished” and not deemed to be “filed” with this Current Report for purposes of Section 18 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC

By:	/s/ Mark E. Johnson
Mark E. Johnson
Executive Vice President, Chief Financial
Officer and Treasurer

Dated: November 7, 2011

Exhibit Number	Description

99.1	Investor Presentation issued by NCI Building Systems, Inc. as of October 2011.